Exhibit 10.4

FORM OF SELECTED DEALER AGREEMENT

Blackstone Securities Partners L.P. (the “Dealer Manager”), as the dealer manager for Blackstone Real Estate Exchange, LLC (the “Company”), a Delaware limited liability company, invites you (the “Dealer”) to participate in the offer and sale of beneficial interests (each, an “Interest” and, collectively, the “Interests”) in one or more ongoing private placements (each an “Offering” and collectively the “Offerings”) in specific Delaware statutory trusts (each, a “Trust” and collectively, the “Trusts”) pursuant to the confidential program summary, dated as of October 31, 2025 (as may be amended or supplemented from time to time, the “Program Summary”), confidential private placement memorandum relating to a particular Offering (each a “Memorandum”) and one or more pricing supplements relating to a particular Offering (each a “Pricing Supplement” and, together with the Program Summary, the Memoranda and the Pricing Supplements, the “Offering Documents”) to certain of the Dealer’s qualified customers (“Customers”) subject to the following terms:

1.	Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement with the Company dated November 3, 2025 (the “Dealer Manager Agreement”). Except as otherwise specifically stated herein, all terms used in this Selected Dealer Agreement (this “Agreement”) have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company is conducting ongoing Offerings of Interests in specific Trusts in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The differences between the types of Interests for each Offering and the eligibility requirements for each type of Interests are described in detail in the Pricing Supplements. Interests will be offered and sold at the offering prices per Interest set forth in the Offering Documents. In connection with each Offering, the minimum initial subscription amount by any one person shall be as set forth in the Offering Documents (except as otherwise accepted by the Dealer Manager pursuant to its discretion to accept lesser amounts).

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 4 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act. The Dealer hereby agrees to use its best efforts to sell the Interests in the Offerings in those Trusts with respect to which the Dealer has delivered an executed Offering Acceptance Letter in the form attached hereto as Exhibit A and in accordance with the procedures set forth below, and the Offering Documents for any such Offering of Interests. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager, the Company or any of their respective affiliates, and the Dealer is not authorized to act for the Dealer Manager, the Company or any of their respective affiliates, or to make any representations on their behalf except as set forth in the Offering Documents and in the Authorized Sales Materials (as defined below).

The Dealer Manager agrees to provide each Dealer with Offering Documents prepared for each Trust’s Offering with respect to which Interests may be offered by the Dealer. Following its receipt and review of the Offering Documents with respect to an Offering, the Dealer may elect to participate in such Offering by executing the Offering Acceptance Letter in the form attached hereto as Exhibit A. The rights and obligations of the Dealer and the Dealer Manager set forth in this Agreement shall become effective on the day that the Offering Acceptance Letter with respect to such Offering is executed by the Dealer. In the event that an executed Offering Acceptance Letter with respect to a particular Offering is not received from the Dealer by the Dealer Manager, the Dealer and Dealer Manager shall have no further rights or obligations to one another with respect to such Offering, other than the Dealer’s confidentiality obligations set forth in Section 10 of this Agreement.

The Dealer acknowledges and agrees that none of the Dealer Manager, the Company or any of their respective affiliates are: (a) providing any advice or recommendations to any persons who purchase and/or hold Interests through the Dealer pursuant to this Agreement (“Investor”); (b) providing any custody services to any person, including any Investors or any customers or clients of the Dealer; (c) acting as agent for any prospective Investors or Investors; (d) executing sales for any Investors or any customers or clients of the Dealer; (e) acting as broker of record for any Investors; (f) providing any distribution services or any stockholder and account maintenance services or other non-distribution services to Investors; and (g) and owing duty to any prospective Investor or Investor.

2.	Submission of Orders

(a) Each person desiring to purchase Interests in an Offering will be required to complete and execute a subscription agreement for an investment in Interests (“Subscription Agreement”) and to deliver to the Dealer such completed and executed Subscription Agreement together with their wire transfer (“Instruments of Payment”) in accordance with the instructions set forth in the Offering Documents for the applicable Trust’s Offering, in an amount equal to the investor’s subscription amount, which must be at least the minimum purchase amount set forth in the Offering Documents.

(b) Customers who purchase Interests will be instructed by the Dealer to make their Instruments of Payment payable in accordance with the instructions set forth in the Offering Documents for the applicable Offering.

(c) Subscription Agreements received in good order before 4pm EST prior to the scheduled daily closing date (the “Closing Date”) will be transmitted to the applicable Trust or its agent as set forth in the Subscription Agreement or as otherwise directed by the Trust. The Dealer or the designated qualified intermediary shall use commercially reasonable efforts to deliver Instruments of Payment with respect to such transmitted Subscription Agreements received in good order no later than one (1) business day prior to the Closing Date, as set forth in the Subscription Agreement or as otherwise directed by the Trust. Subscription Agreements received from subscribers on or after 4pm EST on the Closing Date will be transmitted at least one (1) business day prior to the next scheduled daily closing following the upcoming Closing Date (the “Following Daily Closing”), and Dealer or the designated qualified intermediary shall use commercially reasonable efforts to deliver Instruments of Payment with respect to such transmitted Subscription Agreements no later than 4pm EST prior to the Following Daily Closing. Purchase orders that do not include Instruments of Payment will automatically be pushed to the Following Daily Closing when funds are received. Purchase orders which include (i) Instruments of Payment received by the Trust by 4pm EST on the Closing Date and (ii) a completed and executed Subscription Agreement in good order received by the Trust or its transfer agent by 4pm EST on the Closing Date (unless waived by the Dealer Manager) will be executed as of such Closing Date. For purposes of this Agreement, the Closing Date will occur each business day, unless otherwise determined by the Company.

(d) Customers may be accepted or rejected by the Trust at any time within 30 days of receipt of the Subscription Agreement. Any proposed purchase of Interests not accepted within 30 days of receipt shall be deemed rejected.

(e) If the Dealer receives a Subscription Agreement or Instrument of Payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and Instrument of Payment directly to the subscriber or the designated qualified intermediary no later than the end of the next business day following its receipt. Subscription Agreements and Instruments of Payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 2. Transmittal of received investor funds will be made in accordance with the procedures set forth in Section 2(c). For the avoidance of doubt, the Dealer Manager will not accept, hold, transmit, or return Instruments of Payment, securities, or Subscription Agreements. All Subscription Agreements and Instruments of Payment must be sent directly to the Trust or its designated agent. If the Dealer Manager inadvertently receives any such items, it will promptly forward them to the Trust or its designated agent without review.

(f) Subscription funds may be transmitted to the Trust gross of any upfront selling commissions (“Selling Commissions”) subject to the terms and conditions set forth in Schedule I attached hereto, provided, however, that any such direct transmittal of Selling Commissions to their ultimate recipients shall be performed as a matter of administrative convenience for the benefit of the Trust, and accordingly for purposes of this Agreement and any Subscription Agreement such Selling Commissions shall be deemed to have been received by the Trust and transmitted by the Trust to their ultimate recipients. No Selling Commissions will paid to or through the Dealer Manager.

3.	Pricing

Except as otherwise indicated in the applicable Trust’s Offering Documents or in any letter or memorandum sent to the Dealer by the Company, the Trust or the Dealer Manager, a minimum initial subscription amount by each Interest holder in each Trust of $1,000,000 is required unless such minimums are waived by the Dealer Manager. The Interests are nonassessable.

4.	Dealer Compensation

Except as may be provided in the Offering Documents, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing Interest holder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

5.	Representations, Warranties and Covenants of the Dealer

(a) In addition to the representations and warranties found elsewhere in this Agreement, the Dealer represents, warrants, covenants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which the Dealer is organized.

(ii) It is empowered under applicable laws and by the Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer contemplated herein and there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Interests, will not constitute a breach of, or default under, any agreement or instrument by which the Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize the Dealer to enter into and perform this Agreement.

(v) It shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to the Interests offered hereunder against the Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer, within the meaning of Section 15 of the Securities Act.

(vi) It has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all laws applicable to the Dealer’s obligations under this Agreement.

(vii) As of the date hereof and at any time during the term of this Agreement, any written information about the Dealer that is furnished by the Dealer for inclusion in the Offering Materials (as defined below) does not and will not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(viii) Subject to the Dealer’s compliance with the terms herein (including, but not limited to, Section 5(a)(xii)(D) and Section 9(e)), the Dealer is hereby authorized to offer and sell Interests in U.S. jurisdictions. The Dealer will not offer, sell or distribute Interests, or otherwise make any such Interests available, in any jurisdiction outside of the United States or U.S. territories unless the Dealer receives prior written consent from the Dealer Manager.

(ix) It acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

(x) It is a broker-dealer registered with the Financial Regulatory Authority (“FINRA”) and subject to FINRA Rule 2030 (the “Rule”). The Dealer represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule. The Dealer further represents that neither it nor any of its Covered Associates (as defined below) has made, directly or indirectly, any contributions that prohibit the Dealer from engaging in solicitation activities for compensation under the Rule (a “Triggering Contribution”). The Dealer hereby agrees that neither it nor any of its Covered Associates will make a Triggering Contribution or violate the Rule while the Dealer is engaged hereunder. If the Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to the Dealer Manager, which notice shall include a description of the nature of the ban or violation. “Covered Associates” means any (A) general partner, managing member or executive officer of the Dealer, as well as any person with a similar status or function, (B) any associated person of the Dealer who engages in distribution or solicitation activities with a government entity, (C) any associated person of the Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (B) above, and (D) any political action committee controlled by the Dealer or one of its Covered Associates.

(xi) It is duly registered as a broker-dealer with the U.S. Securities and Exchange Commission (the “SEC”) and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is duly registered as a broker-dealer under the laws of each state which require such registration in connection with the services to be provided by the Dealer hereunder.

(xii) It will conduct its activities in accordance with all applicable U.S. and non-U.S. securities laws and other applicable legal and regulatory requirements in any jurisdiction where Interests are marketed, and the Dealer will not take any action that: (A) constitutes a public offering of or for the

Interests within the meaning of Section 4(a)(2) of the Securities Act or general solicitation of prospective investors in the Trust’s Offerings within the meaning of Regulation D promulgated thereunder; or (B) causes the Offering of the Interests to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act or (C) cause the Interests to be required to be registered under any non-U.S. laws.

(xiii) Except for Waived Disqualifying Events (as defined herein) disclosed in Schedule IV, no Dealer Covered Person (as defined herein) is subject to an event described in Rule 506(d)(1)(i)-(viii) (“Rule 506(d)(1)”) of Regulation D promulgated under the Securities Act (“Disqualifying Events”) that would result in disqualification under Rule 506(d)(1) of the Securities Act of the Trusts’ use of the Rule 506 exemption under the Securities Act for the sale of interests therein. For purposes of this Section 5(a)(xiii), “Dealer Covered Person” means (A) the Dealer; (B) any person who through Dealer has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; (C) any general partner or managing member of any person described in (A) or (B); (D) any director, executive officer or other officer participating directly or indirectly in the offering of the Interests of any person described in (A), (B) or (C). For purposes of the foregoing, “executive officer” shall have the meaning ascribed to it in Rule 504 of the Securities Act. For so long as the Dealer is participating in the Offering, upon the Dealer Manager’s request pursuant to this Agreement, the Dealer shall provide the Dealer Manager written confirmation that the representations in this Section 5(a)(xiii) are true and correct by delivering a certificate in the form attached hereto as Schedule III. In addition, the Dealer shall promptly inform the Dealer Manager in writing if (x) any of the representations contained in Schedule III shall no longer be entirely true, accurate and complete in any respect or (y) a Dealer Covered Person is subject to a Disqualifying Event or receives any waivers granted by: (1) the SEC under Rule 506(d)(2)(ii); or (2) any court or regulatory authority under Rule 506(d)(2)(iii).

(xiv) For purposes of this Agreement, “Waived Disqualifying Event” means a Disqualifying Event that would have triggered disqualification under Rule 506(d)(1) except that such Disqualifying Event has been waived by a waiver, order, judgment or decree granted under Rule 506(d)(2)(ii) or (iii) (“Rule 506(d)(2)(ii)-(iii)”) of Regulation D and the Dealer and all Dealer Covered Persons (to the extent applicable) have complied with and are complying with the terms and conditions of any applicable waiver, order, judgment or decree and such waiver, order, judgment or decree has not been revoked or further conditioned. The Dealer shall provide the Dealer Manager with a copy of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) with respect to a Waived Disqualifying Event. To the extent that a condition of a waiver, order, judgment or decree applicable to a Waived Disqualifying Event requires disclosure to prospective investors in the Trusts, the Dealer agrees that the description on Schedule IV hereto of the Waived Disqualifying Event complies with the requirements of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) and the Dealer authorizes the disclosure of any descriptions on Schedule IV to current and prospective investors of the Trusts.

(xv) It shall promptly notify the Company and the Advisor if it becomes aware of any future Disqualifying Event with respect to the Dealer or any Dealer Covered Person.

(xvi) It shall promptly notify the Company and the Advisor if it becomes aware of any future event that would give rise to a statutory disqualification, as defined under Section 3(a)(39) of the Exchange Act.

(xvii) Any Selling Commissions charged by Dealer in connection with its sale of Interests will be charged in a manner consistent with the specific Trust’s Offering Documents, applicable law and FINRA rules.

(xviii) Unless prohibited under applicable law, it shall advise the Dealer Manager promptly of (a) the receipt by the Dealer of any communication specifically with respect to the offering of Interests from the SEC, any state securities commissioner or any other regulatory authority in any other jurisdiction and (b) the threat or commencement of any lawsuit, proceeding or investigation to which the Dealer is a party specifically with respect to the offering of Interests.

(xix) Notwithstanding any instruction to the contrary, the Dealer shall comply with all applicable abandoned property, escheat or similar laws, and none of the Dealer Manager, the Company, the Trusts or the Advisor shall be liable to any party or any Interest holder for any funds from the account(s) of any such Interest holder’s Interests pursuant to this Agreement or any applicable abandoned property, escheat or similar law.

(xx) Upon the Dealer Manager’s request, it shall provide the Dealer Manager, (A) a certificate with such customary representations as the Company or its counsel may reasonably request, so as to warrant that Dealer’s activities hereunder were carried out in compliance with applicable laws and the terms of this Agreement and (B) such further information and documents as are reasonably necessary or appropriate for the Company and/or its counsel to determine that the representations and warranties made in this Agreement continue to be true and correct. In addition, Dealer shall promptly inform the Dealer Manager in writing if any of the representations contained in the certificate shall no longer be entirely true, accurate and complete in any respect.

(xxi) Throughout the term of this Agreement, the representations and warranties of the Dealer in this Agreement shall be true and correct in all material respects. For as long as this Agreement is in effect, the Dealer agrees to promptly notify the Dealer Manager and the Advisor (as defined below) in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on the Dealer’s part to be performed or satisfied has been breached or not satisfied in any material respect.

6.	Right to Reject Orders or Cancel Sales

(a) All orders are subject to acceptance by and shall only become effective upon confirmation by the applicable Trust, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required Instrument of Payment in full payment for the Interests. Issuance and delivery of the Interests will be made only after actual receipt of payment therefor. If any wire is not paid upon presentment, or if the Trust is not in actual receipt of payment for the Interests, the Trust reserves the right to cancel the sale without notice.

(b) If the Dealer has retained Selling Commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any Selling Commissions theretofore retained by the Dealer with respect to such order within three (3) days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

7.	Offering Documents and Authorized Sales Materials; Compliance with Laws

(a) The Dealer, including any of its principals, directors, officers and employees, is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Interests, the Company, the Trusts, the Dealer Manager, and/or BX REIT Advisors L.L.C. (the “Advisor” and, together with the Dealer Manager, the Company, the Trusts, and their affiliates, collectively, the “BX Parties” and each a “BX Party”), except as set forth in the Offering Documents and any additional sales literature, which has been approved in advance in writing by the Dealer Manager (collectively, “Authorized Sales Materials”). The Dealer Manager will supply the Dealer with reasonable quantities of the Offering Documents, any supplements thereto and any amended Offering Documents, as well as any Authorized Sales Materials (the Offering Documents and the Authorized Sales Materials, as the same may be amended or supplemented, are referred to herein collectively as the “Offering Materials”), for delivery to prospective Investors and Investors.

(b) The Dealer agrees that it shall have delivered to each prospective Investor to whom an offer to purchase specific Interests is made, as of the time of such offer, a copy of the applicable Trust’s Offering Documents that has then been supplied to the Dealer by the Dealer Manager. The Dealer agrees that it will not send or give any supplement to such Offering Documents or any Authorized Sales Materials to an Investor unless it has previously sent or given such Offering Documents (for the avoidance of doubt, inclusive of all previous supplements thereto and any amended Offering Documents) to that investor or has simultaneously sent or given such Offering Documents (for the avoidance of doubt, inclusive of all previous supplements thereto and any amended Offering Documents) with such supplement to the Offering Documents or Authorized Sales Materials. The Dealer agrees that it will not show or give to any Investor or prospective Investor, or reproduce, any material or writing which is supplied to it by the Dealer Manager and marked “broker only”, “dealer only”, or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Interests to end investors. The Dealer agrees that it will not show or give to any Investor or prospective Investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Interests to end investors in such jurisdiction. The Dealer agrees that it will not use in connection with the offer or sale of Interests any material or writing which relates to another issuer supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the issuer to which it relates. The Dealer will not use in connection with the offer or sale of Interests any materials or writings which have not been previously approved by the Dealer Manager, the Advisor or the Company in writing.

(c) The Dealer agrees to deliver to each Investor making purchases of Interests, prior to the time of sale, a copy of the then-current Offering Documents and applicable Subscription Agreement, and may deliver Offering Materials subject to the terms herein, all as amended from time to time. The Dealer further agrees, on an ongoing basis, to deliver to each Investor copies of all supplements and amendments to such Offering Documents that are delivered or made available to the Dealer by the Dealer Manager.

(d) With respect to each Investor who purchases Interests, the Dealer confirms it: (i) reasonably believes that the information and representations in the Subscription Agreement made by and concerning the Investor identified in the Subscription Agreement are true, correct and complete in all material respects; (ii) has offered the Investor the opportunity to discuss such Investor’s prospective purchase of Interests; (iii) has delivered or made available current Offering Documents and related supplements, if any, to such Investor; (iv) has reasonable grounds to believe that the Investor is purchasing the Interests for the Investor’s own account; and (v) has a reasonable basis to believe that the purchase of Interests is an appropriate investment for such Investor. The above representations shall be true and correct with respect to each Investor as of each date that such Investor’s Subscription Agreement is provided to the Dealer Manager.

(e) On becoming a Dealer, and in offering and selling Interests, the Dealer agrees to comply with all the applicable requirements imposed upon it under (i) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (ii) all applicable state securities laws and regulations as from time to time in effect, (iii) any other state, federal, foreign and other laws and regulations applicable to the Offerings, the sale of Interests or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. §§ 6801 et seq., as may be amended from time to time (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA PATRIOT Act of 2001, as amended (the “USA Patriot Act”), and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury (“OFAC”), and (iv) this Agreement and the Offering Documents as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

(f) The Dealer (i) will maintain written policies and procedures covering the delivery of electronic Offering Documents and the use of electronic signatures, (ii) will comply with all applicable SEC rules and guidelines pertaining to electronic delivery of the Offering Documents and Authorized Sales Materials and electronic signature of the Subscription Agreement, (iii) acknowledges that it is acting as an agent of the Company and the Trusts only with respect to the delivery of the Offering Documents and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its actions are in compliance with the Dealer Manager Agreement and this Agreement and (iv) will also comply, as applicable, with The Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transaction Act and any other applicable law. In consideration of the foregoing, the Dealer Manager hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth in this Section 7.

8.	License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Interests under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Interests, and a member in good standing of FINRA and that it has obtained all necessary approvals, licenses and permits required for it to enter into this Agreement and engage in the offer and sale of securities of the type represented by the Interests and shall maintain such approvals, licenses and permits for so long as this Agreement is in effect, and it further represents and warrants that it will notify the Dealer Manager immediately at such time, if any, as it ceases to hold any such necessary approval, license or permit. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer will abide by the Rules of FINRA, including FINRA Rules 2040, 2111 and 2121.

9.	Limitation of Offer; Suitability

(a) The Dealer will offer Interests only to persons who meet the financial qualifications and suitability standards set forth in the Offering Documents, this Agreement or in any suitability letter or memorandum sent to it by the Company, the Trusts or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Interests are qualified for sale under the respective securities laws of such jurisdiction or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Interests in such jurisdictions. In offering Interests, the Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, Rule 15l-1 under the Exchange Act (“Regulation Best Interest”), as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this Section 9 shall be construed to relieve the Dealer of its suitability obligations under Regulation Best Interest or FINRA Rule 2111. The Dealer will sell Interests only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell such Interests pursuant to this Agreement, sell such Interests only to those persons who are eligible to purchase such Interests as described in the Offering Documents. Nothing contained in this Agreement shall be construed to impose upon any BX Party the responsibility of assuring that prospective Investors meet the suitability standards in accordance with the terms and provisions of the Offering Documents. The Dealer shall not purchase any Interests for a discretionary account without obtaining the prior written approval of the Dealer’s Customer and such Customer’s completed and executed Subscription Agreement.

(b) The Dealer further represents, warrants and covenants that neither the Dealer, nor any person associated with the Dealer, shall offer or sell Interests in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (i) applicable provisions described in the Offering Documents; (ii) applicable laws of the jurisdiction of which such investor is a resident; (iii) applicable provisions of Regulation Best Interest; and (iv) applicable FINRA rules. The Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Interests to an investor, the Dealer, or a person associated with the Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Trusts) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer, or person associated with the Dealer, that the investor (A) can reasonably benefit from an investment in the Interests based on the investor’s overall investment objectives and portfolio structure, (B) is able to bear the economic risk of the investment based on the investor’s overall financial situation and (C) has an apparent understanding of (u) the fundamental risks of the investment, (v) the risk that the investor may lose his or her entire investment in the Interests, (x) the lack of liquidity of the Interests, (y) the background and qualifications of the Advisor or the persons responsible for directing and managing the Company and (z) the tax consequences of an investment in the Interests. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Interests or by the beneficiary of such fiduciary account. The Dealer further represents, warrants and covenants that the Dealer, or a person associated with the Dealer, will make every reasonable effort to determine the appropriateness of an investment in Interests of each proposed investor, in accordance with the foregoing standards, by reviewing documents and records which, in accordance with applicable law, contain the basis upon which the determination as to the appropriateness of such investment was reached as to each purchaser of Interests pursuant to a subscription solicited by the Dealer.

(c) The Dealer will comply with the record-keeping requirements imposed by (i) federal securities laws and the rules and regulations thereunder and (ii) the applicable rules of FINRA, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Interests is suitable and appropriate for each subscriber for a period of six (6) years from the date of the sale of the Interests. The Dealer will, upon request from a regulatory authority to the Dealer or as required under applicable law, furnish such regulatory authority with copies of records of the purchase and sales of Interests, including Suitability Records.

(d) The Interests offered by the Dealer shall be offered only to Customers who are “accredited investors” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Neither the Dealer nor any person acting on its behalf, has (i) offered or sold or shall offer or sell the Interests by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, (ii) taken or will take any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to qualify for the exemption under Section 4(a)(2) of the Securities Act, or (iii) cause the Interests to be required to be registered under any non-U.S. laws. The Dealer shall offer the Interests in accordance with U.S. federal securities laws and the securities laws of any state in which it markets or solicits purchasers for such Interests. The Dealer shall not knowingly take any action that would place any BX Party or any affiliate thereof in violation of any U.S. federal or state law. The Dealer shall not refer to any BX Party or solicit any Customer through the use of any general advertising, publicity, general solicitation, or other similar means.

(e) The Dealer will only make available the Authorized Sales Materials and the Offering Documents to qualified clients: (i) with whom it has a “pre-existing, substantive relationship” (as such term is used in related guidance published by the staff of the SEC); and (ii) who meet the financial qualifications, accreditation and suitability standards set forth in the Offering Documents or as otherwise required for compliance with applicable local law, regulation and/or tolerated market practice (including, for the avoidance of doubt, accreditation standards and/or minimum investment requirements). For the avoidance of doubt, the Dealer will not engage in marketing, solicitation or any other conduct that elicits obligations to limit the number of offerees and/or investors in accordance with applicable local law, regulation and/or tolerated market practice.

10.	Disclosure Review; Confidentiality of Information

(a) The Dealer shall have reasonable grounds to believe, based on the information made available to it through the Offering Documents or other materials, that all material facts are adequately and accurately disclosed in the Offering Documents and provide a basis for evaluating the Interests. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the Advisor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager, the Advisor or an affiliate of the Advisor.

(b) It is anticipated that (i) the Dealer and its officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (as defined below) pertaining to the BX Parties or their respective affiliates in connection with such Diligence Representatives’ diligence review. Such Diligence Representatives are bound by the terms of this Section 10, and the Dealer will be responsible for any breach by such persons of these confidentiality obligations. For purposes hereof, “Confidential Information” shall mean and include: (A) trade secrets concerning the business and affairs of the BX Parties or their respective affiliates; (B) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the BX Parties or their respective affiliates; (C) information concerning the business and affairs of the BX Parties or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented); (D) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (E) any notes, analyses, compilations, studies, summaries or other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer shall keep, and cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer shall not disclose, and will cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and will not use the Confidential Information in any manner in the offer and sale of the Interests. The Dealer shall take all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (x) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (y) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that it or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company and the Trusts, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that it or its Diligence Representatives may in the future receive Confidential Information, either in individual or collective meetings or telephone calls with the Company and the Trusts, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company and the Trusts to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (1) if approved in writing for disclosure by the Company or the Dealer Manager, (2) pursuant to a subpoena or as required by law, or (3) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided, that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (2) and (3) of this sentence.

(c) Upon the termination of this Agreement, or following the request of the Dealer Manager, Dealer shall promptly destroy or return to the Dealer Manager all Confidential Information and all supporting documentation provided to Dealer or its Representatives; provided, that Dealer may retain a copy of Confidential Information to the extent required by law; provided, further, that any information permitted to be retained by Dealer pursuant to this paragraph shall be retained by Dealer in confidence and shall remain subject to the terms of this Agreement.

11.	Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

(a) The Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act, and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations (the “AML Rules and Regulations”). The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. The Dealer further represents that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are consistent with Dealer’s obligations under this Agreement, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for compliance with applicable economic sanctions issued by the U.S., including without limitation those administered and enforced by OFAC, the U.K., including without limitation those administered and enforced by Her Majesty’s Treasury, the E.U., E.U. member states and the U.N.

(collectively “Economic Sanctions”), including, without limitation, screening all new and existing Customers and Customers’ beneficial owners, if any, against the list of specially designated nationals and blocked persons, and any other government list that is or becomes required under the Economic Sanctions, and (viii) prescribes that appropriate regulators be permitted to examine the Dealer’s AML books and records and that the Dealer will promptly fulfill appropriate requests by such regulators for information about dealer’s AML Program. Customer identification information will be retained for a period of not less than five (5) years, following the termination of the Customer’s relationship with the Dealer. The Dealer further has policies and procedures reasonably designed to comply with the Financial Crimes Enforcement Network’s Customer Due Diligence Rule, including identifying and verifying the identity of beneficial owners of legal entity customers, and the Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer has implemented policies, procedures and internal controls reasonably designed to identify higher risk clients, and to perform enhanced due diligence on such clients, including politically exposed persons. In accordance with such implemented policies, procedures and internal controls, applicable laws and regulations and its AML Program, the Dealer shall monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing.

(b) Upon request by the Dealer Manager at any time, the Dealer shall promptly furnish (i) a copy of its AML Program to the Dealer Manager for review, (ii) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program and (iii) written re-certification that the Dealer has implemented its AML Program and performed all other obligations of the Dealer pursuant to the terms of this Section 11. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

(c) The Dealer hereby acknowledges and agrees that it (and not any BX Party or the Trusts’ transfer agent or other service provider) is responsible for reviewing and monitoring Customers and complying with AML Rules and Regulations, including customer identification program requirements, with respect to Customers in connection with this Agreement.

(d) The Dealer does not know or have any reason to suspect that any of the beneficial owners, controllers, authorized persons, or other entities associated with any Customer investing in the Trusts (including any beneficial owner(s) thereof): (i) appears on OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) is named on any list of sanctioned entities or individuals pursuant to E.U. and/or U.K. regulations (as the latter are extended by statutory instrument to the Cayman Islands by Statutory Instrument); (iii) is operationally based or domiciled in a country or territory in relation to which sanctions imposed by the Interested Nations, OFAC, the E.U., the U.S. and/or the U.K. apply; or (iv) is otherwise subject to sanctions imposed by, or is a party with which the Company is prohibited to deal with under the laws of, the United Nations, OFAC, the E.U. or the U.K., which may be amended from time to time (collectively, a “Sanctions Subject”).

(e) The Dealer does not know or have any reason to suspect that the monies used to fund any Customer’s investment in the Trusts are derived, directly or indirectly, from, invested for the benefit of, or related in any way to: (i) any criminal, terrorist or other illegal activities, including but not limited to, money laundering activities, whether under U.S. law or otherwise; and/or (ii) a Sanctions Subject (or are made on behalf of, or are controlled by, such persons).

(f) The Dealer covenants that, should any Customer and/or beneficial owner(s) thereof become at any time during their investment in the Trusts a Sanctions Subject, the Dealer shall immediately notify the Advisor of such, which shall include the identity of such Sanctions Subject. The Dealer agrees to promptly provide the Trust, the Company, the Dealer Manager, the Advisor or their respective delegate(s) with such additional information as may be requested by the Trust, the Company, the Advisor, the Dealer Manager or its delegate to enable the Trust to satisfy its responsibilities under applicable law. The Dealer agrees and acknowledges that, among other remedial measures, (i) the Trust may be obligated to “freeze the account” with respect to the portion of an investment by any Customer, either by restricting participation by the Customer and/or segregating the assets of the Customer in order to comply with governmental regulations and/or if the Dealer Manager determines in its good faith that such action is in the best interests of the Customer; and (ii) the Trust may be required to report such action or confidential information relating to the Customer (including, without limitation, disclosing the Customer’s identity) to regulatory authorities.

(g) The Dealer shall notify the Trust and the Company promptly in writing should the Dealer become aware of any material change in the information set forth in this Section 11.

12.	Privacy

(a) The Dealer will abide by and comply in all respects with (i) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) The parties hereto acknowledge that from time to time, the Dealer may share with the Company and the Company may share with the Dealer nonpublic personal information (as defined under the GLBA) of customers of the Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker-dealer of record for such customer’s account. None of the Dealer or the BX Parties will disclose nonpublic personal information of any customers who have opted out of such disclosures, except (i) to service providers (when necessary and as permitted under the GLBA), (ii) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (iii) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

(c) The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer or any BX Party expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.

(d) The Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (i) to assure the security and confidentiality of nonpublic personal information of all customers; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (iv) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. The Dealer will cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access or discloses nonpublic personal information of customers, to implement appropriate measures designed to meet the objectives set forth in this Section 12.

13.	Sub-Agents

(a) The Dealer shall not engage or retain, or assign or delegate its rights or obligations hereunder to, any affiliated or unaffiliated sub-agent to assist the Dealer with the offer, sale, marketing or promotion of Interests without the prior written approval of the Dealer Manager (“Sub-Agents”).

(b) The Dealer undertakes to cause each approved Sub-Agent to enter into an agreement with the Dealer, which agreement shall include all of the undertakings, agreements, representations, warranties and covenants made by the Dealer to the BX Parties hereunder mutatis mutandis. Such agreement shall also prohibit further delegation unless the prior written consent of the Dealer Manager is given. The Dealer shall review the services provided by each of its Sub-Agents (if any) on an ongoing basis and make each Sub-Agent (if any) aware of the requirement to review the services provided by each Sub-Agent’s delegate (if any) on an ongoing basis.

(c) Upon the request of the Dealer Manager, the Dealer shall provide the Dealer Manager with a copy of any such Sub-Agent agreement and/or a certificate from the Dealer to the effect that the Dealer is in compliance with Section 13(b) with respect to such Sub-Agent. The Dealer undertakes to terminate with immediate effect the appointment of any Sub-Agent upon the instruction of the Dealer Manager. The Dealer shall remain liable for any act (or failure to act) of any of its Sub-Agents that would be a breach of the terms of this Agreement had it been committed or taken by the Dealer.

(d) The Dealer hereby covenants, represents and warrants to the Dealer Manager that no portion of the fees received by the Dealer in connection with its services hereunder shall be remitted or otherwise paid to any third party (including any finder or lobbyist) by the Dealer, other than a Sub-Agent as provided in the sentence above, without the prior written consent of the Dealer Manager, which may be given or withheld in the Dealer Manager’s sole discretion.

14.	Dealer’s Undertaking to Not Facilitate a Secondary Market in the Interests

The Dealer acknowledges that there is no public trading market for the Interests and that there are limits on the ownership, and transferability of the Interests, which significantly limit the liquidity of an investment in the Interests. The Dealer hereby agrees that so long as the Company is offering Interests under Regulation D under the Securities Act, the Dealer will not facilitate any transfers except in compliance with applicable law or engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Interests without the prior written approval of the Dealer Manager.

15.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single Arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected Arbitrators will choose a third Arbitrator. Each Arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

16.	Termination

(a) This Agreement will be effective as of its date of acceptance by the Dealer Manager and will remain in full force and effect for so long as this Agreement is not terminated by either party hereto pursuant to the terms hereof.

(b) This Agreement and the parties’ obligations hereunder may be terminated by either the Dealer Manager or the Dealer for any reason or no reason upon giving thirty (30) days’ prior written notice thereof to the other party; provided, however, that in the event either party hereto does not perform any obligation or materially breaches any covenant under this Agreement and does not perform such obligation or cure such breach (only to the extent such breach is curable) within five (5) business days from receipt of notice of such breach from the other party, or any representation and warranty hereunder on the part of a party hereto is incomplete or inaccurate in any respect (such event is referred to herein as a “Breach” and such party is referred to as the “Breaching Party”), this Agreement and the other party’s obligations hereunder may be immediately terminated by such other party by written notice thereof to the Breaching Party.

(c) Upon becoming aware of a Disqualifying Event with respect to a Dealer Covered Person (unless a waiver has been obtained and/or the relevant Dealer Covered Person has been timely terminated or no longer performs a role with respect to Dealer that would cause such person to be a Dealer Covered Person for purposes of Rule 506(d) of the Securities Act), the Dealer Manager may, in its sole discretion, terminate this Agreement (such termination, a “Disqualifying Event Termination”), which Disqualifying Event Termination shall be effective as of the date of the occurrence of the Disqualifying Event. Notwithstanding any termination of this Agreement, the obligations of the parties pursuant to the indemnity, confidentiality and choice of law and jurisdiction provisions of this Agreement shall survive any termination hereof and remain operative and in full force and effect. For the avoidance of doubt, in the event of a Disqualifying Event Termination, the BX Parties shall cease to be obligated to pay the Dealer any fees in connection with any subscriptions made on or after the occurrence of such Disqualifying Event.

(d) This Agreement will terminate automatically if the Dealer Manager or the Dealer ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Dealer Manager’s or the Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended. Each of the Dealer Manager and the Dealer shall have the right to terminate this Agreement immediately if the other party is subject to an investigation under the Foreign Corrupt Practices Act of 1977, as amended, or any similar law of any relevant jurisdiction, or the rules and regulations thereunder. Each party agrees to notify the other party immediately if any of these events, as applicable, occurs.

(e) The Dealer will immediately suspend or terminate its offer and sale of Interests upon the request of the Company, the applicable Trust or the Dealer Manager at any time and may resume its offer and sale of such Interests hereunder upon subsequent request of the Company, the Trust or the Dealer Manager.

(f) The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections 4, 6, 7, and 14 through 22 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement, and those provisions that by their nature are intended to survive termination or expiration of this Agreement shall so survive.

17.	Use of Company and Blackstone Names

The Dealer will not, without the written consent of the Dealer Manager in each instance: (a) use in advertising, publicity or otherwise the name of any BX Party, “Blackstone”, any affiliate of any BX Party, or any director, officer or employee of any BX Party, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any BX Party or affiliates thereof; or (b) represent, directly or indirectly, that any product or any service provided by the Dealer has been approved or endorsed by any BX Party or affiliates thereof. Further, the Dealer Manager reserves the right to withdraw its consent to the use of any BX Party’s or any affiliate of any BX Party’s name at any time and to request to review any materials generated by the Dealer that use any BX Party’s or any affiliate of any BX Party’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

18.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier, or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Blackstone Securities Partners L.P.
Attn: [***]
601 Lexington Avenue
New York, New York 10022
E-mail: [***]

If to the Advisor:	BX REIT Advisors L.L.C.
c/o Blackstone Inc.
Attn: General Counsel
601 Lexington Avenue
New York, New York 10022
E-mail: [***]

If to the Company:	Blackstone Real Estate Exchange, LLC
Attn: [***]
601 Lexington Avenue
New York, New York 10022
E-mail: [***]

If to Dealer:	To the address specified by the Dealer herein.

19.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

20.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Interests according to the terms set forth in the Offering Documents as may be amended and supplemented from time to time and in this Agreement.

21.	Electronic Communications

The Dealer Manager and its affiliates (collectively, “Blackstone”) may send electronic communications to the Dealer and its representatives for the monitoring, development and management of the business relationship and related communications with the Dealer and its representatives (“Business Purposes”). The Dealer shall, where requested by its representatives: (a) inform the representatives that Blackstone may send them communications for Business Purposes, (b) make Blackstone’s privacy notice available to the representatives, which is available at: www.blackstone.com/privacy, and (c) inform the representatives that they can opt-out of such communications. For the purposes of this Section 21, “representative” means any person representing, or whom Blackstone reasonably believes is representing, the Dealer, including any financial advisers.

22.	Miscellaneous

(a) Each of the Company, the Advisor and their respective affiliates shall be third-party beneficiaries of this Agreement, entitled to enforce the provisions hereof directly against the Dealer as if a party hereto.

(b) The BX Parties may be irreparably harmed if the Dealer’s obligations hereunder are not specifically enforced and the BX Parties would not have an adequate remedy at law in the event of an actual or threatened violation by the Dealer of its obligations hereunder. Therefore, the Dealer Manager shall be entitled to seek an injunction and/or specific performance for any actual or threatened violation or breach by the Dealer of this Agreement, without the posting of any bond, and such other relief as may be available at law or equity, including the right to recover all losses or damages suffered by the BX Parties resulting from any such breach or threatened breach.

(c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing such provision, and the rights and obligations of the parties hereto will be construed and enforced accordingly.

(d) This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement will not be construed more strictly against one or more parties than against any other party.

(e) This Agreement (including the Schedules hereto) represents the entire understanding and agreement between the parties hereto regarding the offer and sale of Interests and supersedes any and all prior negotiations, representations and agreements, whether written or oral related thereto.

(f) This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Interests by such Dealer’s Customer after the Dealer has received such notice.

(g) This Agreement will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Neither the Dealer Manager nor the Dealer may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, and any purported assignment or other transfer of any such rights or obligations without such consent will be null and void.

(h) This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute but one and the same document.

(i) Headings or captions of this Agreement are for reference only and are not to be construed in any way as part of this Agreement, nor in the interpretation of this Agreement.

*  *  *  *  *

DEALER MANAGER:

BLACKSTONE SECURITIES PARTNERS L.P.

By:
Name:
Title:
Date:

Signature Page to Selected Dealer Agreement

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF DEALER:

Entity Name:

Type of entity:

(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States: Yes No

If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Selected Dealer Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Email:

Signature Page to Selected Dealer Agreement

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:

Signature

Name:

Title:

Date:

Signature Page to Selected Dealer Agreement

EXHIBIT A

OFFERING ACCEPTANCE LETTER

___________ ____, 202_

Blackstone Securities Partners L.P.

601 Lexington Avenue, 28th Floor

New York, New York 10022

Re:	Offering of Interests in “[________________, DST]” (the “Issuer”)

The undersigned, being the Dealer pursuant to the terms of that certain Selected Dealer Agreement, dated as of [______________] (the “Selected Dealer Agreement”), makes the following representations with respect to the Offering of Interests by the Issuer and the disclosure provided in connection with the Selected Dealer Agreement. Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Selected Dealer Agreement.

The undersigned acknowledges and agrees that it has received a copy of the Offering Documents with respect to the Offering of Interests by the Issuer. The undersigned further acknowledges and agrees that (i) it has had sufficient opportunity to review the Offering Documents, (ii) it has been given sufficient opportunity to ask questions of, and receive answers from, the Dealer Manager with respect to the Offering Documents, the Interests and the Issuer, (iii) the undersigned agrees to act as a Dealer with respect to Interests in the Issuer in accordance with the terms of the Selected Dealer Agreement and the Dealer Manager Agreement, and (iv) the Dealer Manager is hereby authorized to proceed to distribute to the undersigned’s representatives, agents and clients copies of the Offering Documents for such parties’ use in offering the Interests in such Issuer.

DEALER NAME:

By:
Name:
Title:

SCHEDULE I

ADDENDUM TO

SELECTED DEALER AGREEMENT WITH

BLACKSTONE SECURITIES PARTNERS L.P.

Name of Dealer: _________________________________

The following reflects the upfront selling commissions and Interest holder servicing fee arrangements as agreed upon between Blackstone Securities Partners L.P. (the “Dealer Manager”) and Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and Dealer in connection with the offering of Interests of the applicable Trust.

Selling Commissions.

Dealer may charge upfront selling commissions (“Selling Commissions”), on purchases and sales of Interests on such Dealer’s brokerage platform, as set forth in “Interest Type Election” below, to the extent the applicable Pricing Supplements discloses that such fees may be charged for the relevant type of Interests. Any Selling Commissions charged by Dealer in connection with its sale of Interests will be charged in a manner consistent with the Offering Documents, applicable Pricing Supplements and applicable law and FINRA rules. Purchases and sales of such Interests may only be executed as purchases between the Customer and the Trusts. Dealer shall not execute trades of Interests between Customers. For the avoidance of doubt, subscription funds may be transmitted to the Trusts gross of any Selling Commissions, provided, however, that such transmission shall be subject to Interest holder compliance requirements for purposes of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder, in which case Selling Commissions shall be received by the Trust and transmitted by the Trust to their ultimate recipients.

Terms and Conditions of the Investor Servicing Fees.

The payment of the investor servicing fee (“Investor Servicing Fee”) to the Dealer is subject to the terms and conditions set forth herein and the Offering Documents as may be amended or supplemented from time to time.

The payment of the Investor Servicing Fee with respect to Interests and OP Units, as set forth herein, is conditioned upon the Dealer acting as broker-dealer of record with respect to such Interests or OP Units and complying with the requirements set forth below, including providing Interest holder and account maintenance services with respect to such Interests.

(i) the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement (as defined below) between the Dealer Manager and the Dealer, and

(ii) the provision of the following services with respect to the Interests or OP Units, as applicable, by the Dealer:

1.

assistance with recordkeeping, in accordance with the Dealer’s then existing requirements, including maintaining records for and on behalf of the Dealer’s Customers reflecting transactions and balances of Interests or OP Units owned, as applicable;

2.	answering investor inquiries regarding the Trusts or the Operating Partnership (as defined in the Offering Documents), as applicable, including distribution payments and reinvestments; and

3.	helping investors understand their investments upon their request.

For the avoidance of doubt, the Dealer is not to be considered the official books and records keeper of the Trusts. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Trusts, the Company, the Dealer Manager, and its agents (including its auditors) confirming the provision of services to each particular type of Interest holders upon reasonable request.

The Dealer hereby represents by its acceptance of each payment of the Investor Servicing Fee that it complies with each of the above requirements and is providing the above-described services.

In the event of termination of the Agreement, the Dealer Manager and the Dealer shall promptly enter into a Servicing Agreement on reasonable and customary terms mutually agreed upon by the Dealer and the Dealer Manager to provide for the continuation of these services by the Dealer and the continuation of the payment by the Dealer Manager of the Investor Servicing Fee with respect to the units for which the Dealer continues to act as broker of record.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Investor Servicing Fee in the amounts described below, Interests sold by the Dealer and on OP Units received in exchange for Interests sold by the Dealer in connection with the exercise of the Fair Market Value Option (as defined in the Offering Documents). To the extent payable, the Investor Servicing Fee will be payable monthly in arrears as provided in the Offering Documents. All determinations regarding the Dealer’s compliance with the listed conditions in this Schedule I will be made by the Dealer Manager in good faith in accordance with the terms of this Agreement.

Notwithstanding the foregoing, subject to the terms of the Offering Documents, at such time as the Dealer is no longer the broker-dealer of record with respect to such Interests or OP Units, as applicable, or the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Investor Servicing Fees related to such Interests or OP Units, as applicable, shall cease, and the Dealer shall not receive the Investor Servicing Fee for, that month or any portion thereof (i.e., Investor Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Investor Servicing Fees may be reallocated to the then-current broker-dealer of record of the Interests or OP Units, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallocation. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion.

The Dealer is not entitled to any Investor Servicing Fee with respect to Type I Interests and Type T Interests nor any Investor Servicing Fee with respect to Class I OP Units, Class L OP Units and Class L-2 OP Units.

General

Investor Servicing Fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit Investor Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing Selling Commissions and Investor Servicing Fees are not in excess of the usual and customary brokers’ commission received in the sale of securities similar to the Interests, that the Dealer’s interest in the Offering is limited to (i) such Selling Commissions from its Customers and (ii) Investor Servicing Fee from the Dealer Manager or its affiliate. In no event shall the aggregate Selling Commissions and Investor Servicing Fees exceed the percentage limitation, if any, of the aggregate cash price paid by the investor for its Type T, Type S and/or Type D Interests as set forth in this Agreement (the “Fee Limit”). On the date such Fee Limit, if any, is reached, all OP Units of such class shall convert to Class I OP Units as set forth in the Limited Partnership Agreement of the Operating Partnership, and no further Investor Servicing Fee shall be payable with respect to such OP Units. For the avoidance of doubt, if this Agreement does not contain a specific Fee Limit, then no Fee Limit shall exist for such related investor.

The Dealer waives any and all rights to receive compensation, including the Investor Servicing Fee, until it is paid to and received by the Dealer Manager. The Dealer affirms that the Dealer Manager’s liability for Investor Servicing Fees is limited solely to the proceeds of the Investor Servicing Fee receivable from the Trusts and the Dealer hereby waives any and all rights to receive any reallowance of the Investor Servicing Fee due until such time as the Dealer Manager is in receipt of the Investor Servicing Fee from the Trusts. The Dealer acknowledges that the Dealer Manager will not have custody of such Investor Servicing Fees and its involvement in the reallowance of such Investor Servicing Fees, if any, is ministerial only, based on information from the Dealer, the Company and the Company’s transfer agent. The Dealer affirms that neither the Trusts, the Company nor the Dealer Manager have any obligation to the Dealer with respect to any Selling Commissions the Dealer may charge to a Customer.

The Dealer shall furnish the Dealer Manager, the Company and the Trusts with such information as shall reasonably be requested by the Company with respect to the fees paid to the Dealer pursuant to this Schedule I, and the Dealer shall notify the Dealer Manager if the Dealer is not eligible to receive Selling Commissions and/or Investor Servicing Fees at the time of purchase.

Interest Type Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE LISTED INTEREST TYPE,

The Trust

☐  Type S Interests ☐ Type D Interests ☐ Type T Interests

☐ Type I Interests

The following reflects the Selling Commissions arrangement and/or the Investor Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Interest type.

Type S Interests

______ (Initials)	Selling Commissions of up to 3.5% of subscription amount, to the extent the applicable Pricing Supplement discloses that such fees may be charged for the relevant type of Interests	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Type S Interests.

______ (Initials)

Prior to the Operating Partnership’s exercise of the Fair Market Value Option, an Investor Servicing Fee of up to 0.85% per annum of the aggregate value of the Property/Properties (as defined in the Pricing Supplement) underlying the Type S Interests as of the last day of each month.

If the Operating Partnership exercises the Fair Market Value Option, the Investor Servicing Fee for Class S-1 OP Units shall be up to 0.85% per annum of the net asset value of the Class S-1 OP Units, or Class S-2 Common Stock, as applicable.

By initialing here, the Dealer agrees to the terms of eligibility for the Investor Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Investor Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Investor Servicing Fee that it complies with each of the above requirements.

Type D Interests

______ (Initials)	Selling Commissions of up to 3.5% of subscription amount, to the extent the applicable Pricing Supplement discloses that such fees may be charged for the relevant type of Interests	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Type D Interests.

______ (Initials)

Prior to the Operating Partnership’s exercise of the Fair Market Value Option, an Investor Servicing Fee of up to 0.25% per annum of the aggregate value of the Property/Properties (as defined in the Pricing Supplement) underlying the Type D Interests as of the last day of each month.

If the Operating Partnership exercises the Fair Market Value Option, the Investor Servicing Fee for Class D-1 OP Units shall be up to 0.25% per annum of the net asset value of the Class D-1 OP Units, or Class -2 Common Stock, as applicable.

By initialing here, the Dealer agrees to the terms of eligibility for the Investor Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Investor Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Investor Servicing Fee that it complies with each of the above requirements.

Type T Interests

______ (Initials)	Selling Commissions of up to 3.5% of subscription amount, to the extent the applicable Pricing Supplement discloses that such fees may be charged for the relevant type of Interests	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Type T Interests.

______ (Initials)

No Investor Servicing Fee is available to Type T Interests.

If the Operating Partnership exercises the Fair Market Value Option, the Investor Servicing Fee for Class T-1 OP Units shall be up to 0.85% per annum of the net asset value of the Class T-1 OP Units, or Class T-2 Common Stock, as applicable.

By initialing here, the Dealer agrees to the terms of eligibility for the Investor Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Investor Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Investor Servicing Fee that it complies with each of the above requirements.

Type I Interests

______ (Initials)	No Selling commissions	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Type I Interests.

______ (Initials)

No Investor Servicing Fee is available to Type I Interests.

If the Operating Partnership exercises the Fair Market Value Option, there will be no Investor Servicing Fee for Class I OP Units, Class L OP Units, Class L-2 OP Units, Class I Common Stock, Class L Common Stock or Class L-2 Common Stock, as applicable.

By initialing here, the Dealer agrees to the terms of eligibility for the Investor Servicing Fee set forth in this Schedule I. The Dealer represents by its acceptance of each payment of the Investor Servicing Fee that it complies with each of the above requirements.

IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed as of the date first written above.

“DEALER MANAGER”

BLACKSTONE SECURITIES PARTNERS L.P.

By:
Name: Evan Clandorf
Title: Authorized Signatory

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

TO

SELECTED DEALER AGREEMENT WITH

BLACKSTONE SECURITIES PARTNERS L.P.

NAME OF ISSUER: BLACKSTONE REAL ESTATE EXCHANGE LLC

NAME OF DEALER: _________________________________________________________________

SCHEDULE TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit servicing fees and other fees due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until the Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:
Date:

SCHEDULE III

TO

SELECTED DEALER AGREEMENT WITH

BLACKSTONE SECURITIES PARTNERS L.P.

OFFERING CERTIFICATE

[DATE]

[__], together with its affiliates (the “Dealer”), hereby certifies to Blackstone Real Estate Exchange, LLC (the “Company”) as follows:

1.

The beneficial interests (the “Interests”) in specific Delaware statutory trusts (the “Trusts”), have not been offered by the Dealer by any form of general solicitation or general advertising, including (without limitation) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising.

2.	The Dealer has maintained an accurate record of all offerees to whom the Dealer has distributed a copy of the Offering Documents relating to such Trusts.

3.

None of (i) the Dealer, (ii) any person who through the Dealer has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, (iii) any general partner or managing member of any person described in (i) or (ii), or (iv) any director, executive officer or other officer participating directly or indirectly in the offering of the Interests, of any person described in (i), (ii) or (iii) (each, a “Covered Person”) are subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (“Disqualifying Events”), except (i) any Waived Disqualifying Events disclosed in Schedule IV of this Selected Dealer Agreement or (ii) as set forth in any notice required by Section 5(a)(xiii) and Section 5(a)(xv) of this Selected Dealer Agreement. The Waived Disqualifying Event(s) will not cause the Company to be disqualified from reliance upon Rule 506 as a result of the Dealer’s (and its related persons’) participation in the offering of the Interests. For purposes of the foregoing, “director”, “officer” and “executive officer” will have the meanings ascribed to them in Rule 405 of the U.S. Securities Act of 1933, as amended.

4.

The Dealer has provided the Company with a copy of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) with respect to a Waived Disqualifying Event. To the extent that a condition of a waiver, order, judgment or decree applicable to a Waived Disqualifying Event requires disclosure to prospective investors in the Trusts, the Dealer agrees that the description on Schedule IV hereto of the Waived Disqualifying Event complies with the requirements of the applicable waiver, order, judgment or decree granted under Rule 506(d)(2)(ii)-(iii) and the Dealer authorizes the disclosure of any descriptions on Schedule IV to current and prospective investors of the Trusts.

5.

The Dealer will notify the Company promptly in writing (i) if any of the information contained in this certificate becomes untrue or incomplete at any time or (ii) should it become aware of any Covered Person becoming the subject of or otherwise involved in any matter that would be reasonably likely upon resolution thereof to result in a Disqualifying Event.

This Certificate is delivered for the benefit of the Company and Simpson Thacher & Bartlett LLP only, and may not be relied upon by any other person for any purpose whatsoever.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE IV

TO

SELECTED DEALER AGREEMENT WITH

BLACKSTONE SECURITIES PARTNERS L.P.

DISCLOSURE OF DISQUALIFYING EVENT

None.

The parties agree that additional disclosures may be added to this Schedule IV at a future date with the consent of the parties. The parties further agree that all disclosures provided as part of this Schedule IV will be provided to potential investors consistent with the requirements of Regulation D of the Securities Act.